Exhibit 10.3

Mount Tam Biotechnologies, Inc.

8001 Redwood Blvd.

Novato, CA 94945

March 30, 2016

0851229 BC Ltd.
c/o US Equity Holdings

336 Bon Air Center #418

Greenbrae, CA 94904

Attn: Chester P. Aldridge

Re: Letter Agreement

This letter agreement is intended to describe in writing an agreement between Mount Tam Biotechnologies, Inc. (the “Maker”) and 0851229 BC Ltd. (the “Holder”) regarding the aggregate principal amount of indebtedness which may be outstanding pursuant to that certain Secured Convertible Promissory Note issued by the Maker to the Holder effective as of November 9, 2015 (the “Secured Note”). The Maker and the Holder hereby agree that the aggregate principal amount of all outstanding loans made under the Secured Note shall not exceed $1,000,000 at any time, provided that for the avoidance of doubt, no obligation of Holder to lend any funds is implied hereby. Except as expressly provided herein, the Secured Note shall remain in full force and effect following the date hereof.

All rights and obligations hereunder shall be governed by the laws of the State of California (without giving effect to principles of conflicts or choices of law). This letter agreement may not be amended or modified without the prior written consent of the Maker and the Holder. Neither the Maker nor the Holder may assign, sell or otherwise transfer this letter agreement or any of their respective rights and duties hereunder without the prior written consent of the other party hereto; provided that the rights and obligations hereunder shall automatically be assigned to any person to whom the Maker or the Holder transfer the Secured Note in compliance with the terms of the Secured Note. This letter agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party but all such counterparts taken together shall constitute one and the same agreement. Nothing in this letter agreement, express or implied, is intended to confer upon any party other than the parties hereto or their permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this letter agreement.

MOUNT TAM BIOTECHNOLOGIES, INC.

By:	/s/ Richard B. Marshak
Print Name: Richard B. Marshak
Title: Chief Executive Officer

0851229 BC LTD.

By:	/s/ Doug Froese
Print Name: Doug Froese
Title: Director